EXHIBIT 10.2
INSTRUMENT OF TERMINATION OF THE
LINCOLN ELECTRIC HOLDINGS, INC. DEFERRED COMPENSATION PLAN
(AS AMENDED AND RESTATED AS OF JANUARY 1, 2002), AS AMENDED
          WHEREAS, Lincoln Electric Holdings, Inc. (the “Company”) adopted the Lincoln Electric Holdings, Inc. Deferred Compensation Plan, originally effective as of November 15, 1994, as amended and restated as of January 1, 2002, as amended (the “Plan”); and
          WHEREAS, Section 7.3 of the Plan reserves to the Company the right to terminate and amend the Plan.
NOW, THEREFORE,

1.	Subject to the following provisions of this Instrument of Termination, the Company hereby terminates the Plan effective December 23, 2005 (the “Termination Date”), or, if termination cannot be completed, hereby amends the Plan as of December 30, 2005 (the “Amendment Date”).

2.	The Account (as defined in the Plan) as of the Termination Date of any person who does not consent to such termination, as required by Section 7.3 of the Plan, will be administered in accordance with the terms of the Plan prior to such termination; provided, however, that the Company intends that any such Account shall comply and shall be administered in a manner that is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the Plan shall be construed and interpreted in accordance with such intent.

3.	To the extent that a payment and/or benefit from any Account described in paragraph 2 above is subject to Section 409A of the Code, it shall be administered and paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto (the “Guidance”). Any provision of the Plan that would cause a payment and/or benefit to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with such Section (which amendment may be retroactive to the extent permitted by the Guidance).

4.	The Account as of the Termination Date of each person who consents on a form provided by the Company to the distribution of such Account shall be distributed on or prior to December 29, 2005, to such person in a lump sum, subject to any withholding of taxes as provided in Section 8.5 of the Plan.

5.	Section 7.3 of the Plan is amended as of the Amendment Date by deleting the parenthetical therein added by Amendment No. 1 to the Plan effective as of December 1, 2004.

EXECUTED as of this 23rd day of December, 2005.

LINCOLN ELECTRIC HOLDINGS, INC.

By:	Frederick G. Stueber
Title:	Senior Vice President, General Counsel and Secretary